Exhibit 99.1

Electro Rent Corporation	FOR IMMEDIATE RELEASE

Investor Contact: Neil Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Daniel Greenberg Chairman & CEO Electro Rent Corporation (818) 786-2525
Electro Rent Corporation
Declares Regular Quarterly Cash Dividend
     VAN NUYS, CALIFORNIA, August 21, 2007 — Electro Rent Corporation (NASDAQ:ELRC) announced today that its Board of Directors has declared a regular quarterly cash dividend of $0.10 per common share. The cash dividend will be payable on October 10, 2007 to shareholders of record on September 20, 2007.
About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the largest worldwide organizations devoted to the short-term rental and leasing of general purpose electronic test equipment, personal computers and servers.
“Safe Harbor” Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
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